UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2012

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a report on Form 8-K filed February 6, 2012, CAMAC Energy Inc. (the “Company”) reported that it intended to seek guidance from the Office of the Chief Accountant (“OCA”) of the Securities and Exchange Commission with respect the historical accounting treatment of the acquisition of certain interests in the OML 120/121 production sharing contract from CAMAC Energy Holdings Limited in April 2010.  The Company accounted for and reported the acquisition as an asset purchase, rather than an acquisition of a business.  The appropriateness of the accounting treatment was questioned by the Public Company Accounting Oversight Board in the course of conducting its scheduled triennial inspection of the Company’s accounting firm, RBSM LLP.  By letter dated February 10, 2012 to the OCA, the Company requested concurrence with its historical accounting treatment.  On March 29, 2012, the Staff of the OCA informed the Company of its conclusion with respect to this matter.  As a result, the Company will not be required to revise any financial statements or to amend any annual report on Form 10-K relating to those financial statements in connection with the accounting treatment of the acquisition.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: March 29, 2012	By:	/s/ Nicolas J. Evanoff
Name: Nicolas J. Evanoff
Title: Senior Vice President, General Counsel & Secretary

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